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New England Financial(R)                                                        Administrative Office
A MetLife Company                                                               NEW ENGLAND FINANCIAL
                                                                        PO Box 14594 Des Moines Iowa 50306-3594
NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts 02116-3700

VARIABLE ANNUITY APPLICATION TO
American Forerunner Series(R)

                                                                            Contract Number (if assigned)
                                                                        No._____________________________________

AMERICAN FORERUNNER SERIES(R) CLASS SELECTION:
Select One Class - If no class is selected, the Standard Class will automatically be chosen.
[ ] STANDARD CLASS           [ ] P CLASS        [ ] C CLASS          [ ] L CLASS        [ ] B PLUS CLASS*
 *IF B PLUS CLASS IS CHOSEN, PLEASE COMPLETE THE BONUS DISCLOSURE FORM.

1. ANNUITANT AND OWNER(S)
ANNUITANT (Annuitant will be the Owner unless Owner section is completed.)

Name (First, Middle Initial, Last)                                                 Gender [ ] M  [ ] F   Date of Birth

Street Address                                                                     Social Security #

City, State & ZIP Code                                  E-mail Address                       Marital Status

Home Telephone #                                Work Telephone #                   Relationship to Owner

OWNER - NON-QUALIFIED ONLY (Complete if the Owner is different from the Annuitant.)

Name (First, Middle Initial, Last) TYPE: [ ] Individual [ ] Custodian [ ] Trust**  Gender        Date of Birth/Trust Date
                                                        [ ] Corporation***         [ ] M [ ] F

Street Address                                                                     Social Security # or Tax I.D. # (TIN)


City, State & ZIP Code                                  E-mail Address                       Marital Status


Home Telephone #                                Work Telephone #                   Relationship to Annuitant

* * Trust ownership is permitted only where the trust is for the benefit of a natural person. If owner is a trust, please complete the trustee certification form.
*** Ownership by a Corporation is permitted only where an employer is purchasing a SEP, SIMPLE, or Qualified Plan for its employees.
    State availability must be verified.

JOINT OWNER - NON-QUALIFIED ONLY

Name (First, Middle Initial, Last)                                                 Gender [ ] M [ ] F  Date of Birth

Street Address                                                                     Social Security #

City, State & ZIP Code                                  E-mail Address                       Marital Status


Home Telephone #                                Work Telephone #                   Relationship to Owner


NOTE: If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner specifies otherwise in writing.

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,
ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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VARIABLE ANNUITY APPLICATION
2. PRIMARY AND CONTINGENT BENEFICIARY(IES)

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--------------------------      ----------------------------------        ---------------------         -----------------        ---
      Beneficiary Type          Name (First, Middle Initial, Last)        Relationship to Owner         Social Security #         %
--------------------------      ----------------------------------        ---------------------         -----------------        ---
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[ ] Primary [ ] Contingent
--------------------------      ----------------------------------        ---------------------         -----------------        ---
[ ] Primary [ ] Contingent
--------------------------      ----------------------------------        ---------------------         -----------------        ---
[ ] Primary [ ] Contingent
--------------------------      ----------------------------------        ---------------------         -----------------        ---
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(Note: To be used to determine whom will be paid/assume all rights under the contract on the Owner's death. The Owner's estate will be paid/assume all rights if no Beneficiary is named. Not applicable to Annuitant's death if the Natural Owner and Annuitant are different and the Annuitant predeceases the Owner. Payment/assumption will be made in equal shares to the survivors unless otherwise specified in writing by the Owner. If the primary beneficiaries predecease the Owner, the contingent beneficiaries will be paid/assume all rights. If more than three beneficiaries are named, attach a separate sheet.)

3. CONTRACT APPLIED FOR:

     [ ] Non-qualified [ ] IRA [ ] Roth IRA [ ] SEP [ ] SIMPLE IRA [ ] Qualified Plan__________________________________________
     [ ] Decedent IRA  [ ] Other_______________________________________

4. PURCHASE PAYMENT(S):

Complete a line for each individual deposit. Select a Payment Method, Payment Type and Source of Funds from the columns below. If there are more than 5 Purchase payments, attach a separate sheet.

Payment #1  Payment Method:__________________ Payment Type:___________________________ Amount:______________________________________
            Source of Funds:__________________________________________________________ Tax Year:____________________________________

Payment #2  Payment Method:__________________ Payment Type:___________________________ Amount:______________________________________
            Source of Funds:__________________________________________________________ Tax Year:____________________________________

Payment #3  Payment Method:__________________ Payment Type:___________________________ Amount:______________________________________
            Source of Funds:__________________________________________________________ Tax Year:____________________________________

Payment #4  Payment Method:__________________ Payment Type:___________________________ Amount:______________________________________
            Source of Funds:__________________________________________________________ Tax Year:____________________________________

Payment #5  Payment Method:__________________ Payment Type:___________________________ Amount:______________________________________
            Source of Funds:__________________________________________________________ Tax Year:____________________________________

Payment Methods:            Payment Types:                         Source of Funds:
Check                       1035 Exchange                          Annuity Contract
Wire                        Transfer                               Bonds
Draft*                      Rollover                               Certificate of Deposit
                            Contribution                           Endowment (Maturity Date_____/_____/_____)
                                                                   Discretionary Income (Salary/Bonus)
                                                                   Gift from Immediate Relative
                                                                   Inheritance
                                                                   Legal Settlement
                                                                   Life Insurance Policy
                                                                   Loan
                                                                   Money Market Account***
                                                                   Mutual Fund
                                                                   Pension Assets**
                                                                   Real Estate
                                                                   Savings
                                                                   Stocks
                                                                   Other

*If new, please complete Electronic Payment Account Agreement
**Generally includes, but not limited to, 401A, 401K, Defined Contribution Plans, Defined Benefits Plans, etc.
***If any mutual funds were liquidated within the past 6 months to fund this money market, you should indicate "mutual funds"


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5. REPLACEMENT (MUST BE COMPLETED)

   (a) DO YOU HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY CONTRACTS?                                  [ ] YES    [ ] NO
   (If "Yes", applicable disclosure and replacement forms must be attached.)

   (b) WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ONE OR MORE EXISTING ANNUITY OR LIFE INSURANCE CONTRACTS?  [ ] YES    [ ] NO
   (If "Yes", applicable disclosure and replacement forms must be attached.)

    NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.

6. OPTIONAL RIDERS
   (AVAILABLE AT THE TIME OF APPLICATION AND MAY NOT BE CHANGED ONCE ELECTED. THERE ARE ADDITIONAL CHARGES FOR THE RIDERS.)

   LIVING BENEFIT RIDERS* (CHECK ONLY ONE OR NONE)
   [ ] The Predictor(SM), GMIB (Guaranteed Minimum Income Benefit)
   [ ] The Predictor Plus(SM) (Guaranteed Minimum Income Benefit Plus) (2008 Version)
   [ ] GMAB (Guaranteed Minimum Accumulation Benefit)
   [ ] GWB (Guaranteed Withdrawal Benefit)**
   [ ] Single Life - MetLife Lifetime Withdrawal Guarantee(TM) (2008 Version)
   [ ] Joint Life - MetLife Lifetime Withdrawal Guarantee(TM) (2008 Version)
   **GWB is the only living benefit rider available for Decedent IRAs.

   DEATH BENEFIT RIDERS* (CHECK ONLY ONE OR NONE)
   If no selection is made, the Standard Death Benefit at no additional charge will be provided.

   [ ] Annual Step Up (Option 1)
   [ ] Enhanced Death Benefit (Option 2) Can only be elected without any living benefit riders, or only with the Predictor
                                         Plus (2008 Version)

     OTHER RIDERS*
     [ ]EPB (Earnings Preservation Benefit)***
     *** If chosen, please complete and sign EPB form.

     *All riders may be subject to state availability

7. AUTHORIZATION AND SIGNATURE(S)

  (a)IMPORTANT STATE NOTICES:

     MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed
     Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE
     RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE
     AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

     PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE
     ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

  (b)STATE FRAUD STATEMENTS:

     ARKANSAS, LOUISIANA, AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

     DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.



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VARIABLE ANNUITY APPLICATION
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7. AUTHORIZATION AND SIGNATURE(S) (CONTINUED)

  (b)STATE FRAUD STATEMENTS (CONTINUED):

     MAINE, TENNESSEE AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

     NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

     OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

     PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

  (c)SIGNATURES:

     I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received New England Life Insurance Company's Privacy Notice, and the current prospectus for the American Forerunner
     Series(SM). I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED FOR, WHICH ARE BASED ON THE
     INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE AMOUNT. Under the Joint Life
     Version of the Lifetime Withdrawal Guarantee, the rider will automatically continue only if the surviving spouse of the Owner, as of the date of the Owner's death, continues the contract. I understand that there is no additional tax benefit obtained by funding an IRA or other qualified plan with a variable annuity. I understand that The Internal Revenue Service may take the position that the use of certain death benefit or living benefit riders may adversely affect the qualification of the IRA
     Contract. PLEASE CONSULT THE TAX SECTION OF THE PROSPECTUS FOR FURTHER DETAILS. IF the Owner is a corporation, partnership or trust, print the name of the Owner and have one or more officers, partners or trustees sign. Earnings in this contract may be taxable annually to the Owner. (CONSULT YOUR TAX ADVISOR.) I HAVE READ THE STATE FRAUD STATEMENT IN SECTION 7(b) ABOVE
     APPLICABLE TO ME.

     LOCATION WHERE THE APPLICATION IS SIGNED
                                             ---------------------------------------------------------------------------------------
                                                      City & State
     -------------------------------------------------------------------------------------------------------------------------------
     Signature of Owner                                                                                   Date

     -------------------------------------------------------------------------------------------------------------------------------
     Signature of Joint Owner                                                                             Date

8. REPRESENTATIVE INFORMATION

     STATEMENT OF REPRESENTATIVE All answers are correct to the best of my knowledge. I have provided the Proposed Owner with New
     England Life Insurance Company's Customer Privacy Notice, prior to or at the time he/she completed the application form. I have also delivered a current American Forerunner Series prospectus; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multi-funded annuity contract would be suitable. I am properly FINRA registered and licensed in the state where the Proposed Owner signed this application.

     (a) Does the applicant have existing life insurance policies or annuity contracts?                            [ ] YES    [ ] No
         (If "Yes", applicable disclosure and replacement forms must be attached.)

     (b) Do you have reason to believe that the replacement or change of any existing
         life insurance policies and annuity contracts may be involved?                                               [ ] YES [ ] NO
         (If "Yes", applicable disclosure and replacement forms must be attached.)

NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.

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Signature of Representative                          Date

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Printed Representative Name                                   Phone #                                     State License I.D. #


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